SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 18, 2008, Safety Tech International, Inc. (“STI”), a wholly-owned subsidiary of TVI Corporation (“TVI”) entered into a new lease for STI’s current administrative and manufacturing facility in Frederick, Maryland. The facility consists of a total of approximately 19,440 square feet, including approximately 18,000 square feet of manufacturing space.

The Lease is for a term of five years and expires on June 15, 2013. Annual rental charges are $301,320 plus approximately $35,000 per year in common area maintenance charges. The average base rent is subject to 3.0% annual escalations after the first year.

A copy of the Lease is attached as Exhibit 99.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following item is filed as an exhibit to this current report on Form 8-K:

99.1 Lease dated July 18, 2008 between Safety Tech International, Inc. and Memar Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION (Registrant)

Date: July 22, 2008	/s/ Sherri Voelkel
Sherri Voelkel Senior Vice President and Chief Financial Officer

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